Exhibit 99.1
F.N.B. CORPORATION REPORTS
THIRD CONSECUTIVE QUARTER OF IMPROVED FINANCIAL PERFORMANCE
Hermitage, PA — October 19, 2006 — F.N.B. Corporation (NYSE: FNB), a diversified financial services company, today reported third quarter 2006 net income of $17.6 million, or $.29 per diluted share. These results compare to $16.6 million, or $.28 per diluted share, for the second quarter of 2006 and $18.1 million, or $.32 per diluted share, for the third quarter of 2005. The 2005 third quarter results were benefited from the resolution of a previously uncertain tax position totaling $1.0 million or $.02 per diluted share. The Corporation’s return on equity for the third quarter of 2006 was 13.0%, its return on tangible equity was 27.0% and its return on assets was 1.2%.
“The successful execution of our strategic plan has allowed us to continue to deliver improved financial performance quarter-over-quarter in 2006, as planned,” noted Stephen Gurgovits, President and Chief Executive Officer of F.N.B. Corporation. “Our success has been driven by continued strong loan growth, increases in sources of recurring fee income, and diligent control of non-interest expenses.”
For the nine months ended September 30, 2006, the Corporation recorded net income of $50.1 million, or $.85 per diluted share, compared to $50.5 million, or $.90 per diluted share, for the same period in 2005. The Corporation’s return on equity for the nine months ended September 30, 2006 was 13.3%, its return on tangible equity was 26.4% and its return on assets was 1.2%.
Net interest income, on a fully tax equivalent basis, was up 3.6% for the third quarter of 2006 compared to the previous quarter and 3.2% over the same period last year. Period end loans increased 3.2%, annualized, on a linked quarter basis and increased 13.0% over the third quarter of 2005.
“The third quarter’s strong loan growth is led by the continued success of our presence in the growing Florida and Pittsburgh markets. Commercial loans increased 8.8%, annualized, on a linked quarter period-end basis,” Gurgovits added.
The loan growth was funded through an increase in deposits and customer repurchase agreements of 4.4%, annualized, on a linked quarter period-end basis.
In spite of the inverted yield curve, the yield on earning assets for the third quarter of 2006 increased 15 basis points compared to the previous quarter. Offsetting the increase in interest income was a 25 basis point increase in the cost of funds due to continued competitive pricing pressures related to rising short-term interest rates and a change in the mix of deposits due to customer preference. The net interest margin for the third quarter was 3.65%, a decrease of 8 basis points from the second quarter.

F.N.B. Corporation Page 2 of 4
Year-to-date, net interest income on a fully tax equivalent basis increased approximately 1.0% over the same period last year reflecting the loan growth mitigated by a higher cost of funds. The Corporation’s net interest margin for the first nine months of 2006 was 3.73%, a decrease of 14 basis points from the same period last year.
Non-interest income for the third quarter of 2006 was $20.5 million, down 1.6% from the prior quarter but 6.3% higher than the same period last year. The linked quarter decrease is attributable to the recognition of a gain on the settlement of an impaired loan acquired in a previous merger in the prior quarter. Excluding this item, non-interest income was up 11.3% on an annualized basis as each category of fee income improved. In particular, trust income increased 33% benefiting from the Legacy acquisition and insurance commissions increased 21% primarily due to an increased book of business, both on an annualized basis.
On a year-to-date basis, non-interest income totaled $61.3 million compared to $56.8 million in the same period last year. This 8.1% increase was primarily attributable to the acquisitions completed in 2005 and the first half of 2006. Non-interest income was 30% of net revenue for the first nine months of 2006.
Non-interest expense for the third quarter of 2006 totaled $41.1 million, compared to $41.2 million in the previous quarter and $38.0 million for the same period last year. In spite of the increases realized due to the addition of The Legacy Bank, expenses were flat on a linked quarter basis due to reduced pension and post-retirement plan costs. The Corporation modernized its overall pension benefit by expanding the use of its 401(k) plan and decreasing its future obligations under its defined benefit plan. The efficiency ratio was 57.1% in the third quarter of 2006, an improvement from the 58.7% reported last quarter.
On a year-to-date basis, non-interest expense was $122.5 million compared to $116.6 million for the same period last year. This increase is principally due to the acquisitions completed since the third quarter of last year.
Asset quality continued at strong levels in the third quarter of 2006. Annualized net charge-offs for the third quarter of 2006 were 23 basis points of average loans, better than the 27 basis points for the second quarter of 2006 and the 36 basis points for the third quarter of 2005. Non-performing loans to total loans were 69 basis points for the third quarter of 2006, improving from the 74 and 78 basis points in both the second quarter of 2006 and the third quarter last year, respectively.
The Corporation’s stable, strong credit quality resulted in a provision for loan losses of $2.4 million in the third quarter of 2006, compared to $2.5 million in the prior quarter. At

F.N.B. Corporation Page 3 of 4
September 30, 2006 the allowance for loan losses was 1.25% of total loans and 1.8 times non-performing loans, essentially equaling last quarter’s measures.
Shareholders’ equity at September 30, 2006 was $539 million. The Corporation’s leverage capital ratio was 7.2% and the tangible capital ratio was 4.7% at the end of the quarter. The Corporation continues to surpass “well capitalized” ratios for federal bank regulatory purposes.
In September, Jonathan W. Roberts joined First National Bank of Pennsylvania as Executive Vice President of Retail Banking, responsible for all retail banking operations in Pennsylvania and Ohio. Roberts has successfully developed and managed the retail banking operations for several larger regional financial institutions.
The Corporation will host a conference call on Friday, October 20, 2006 at 11:00 a.m. (EDT) to discuss third quarter 2006 results. Interested parties may access the conference call by dialing 1-800-346-7359 with the entry code 3044. Replays of the call will be available until October 27, 2006 by calling 1-800-332-6854 and using the above entry code, 3044. A transcript of the conference call will also be available on the Corporation’s web site, http://www.fnbcorporation.com.
About F.N.B. Corporation:
F.N.B. Corporation, headquartered in Hermitage, PA has total assets of $6.1 billion. F.N.B. is a leading provider of banking, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, including its Legacy Bank and Legacy Trust Company Divisions, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, and Regency Finance Company. It also operates consumer finance offices in Tennessee and loan production offices in Florida.
Mergent Inc., a leading provider of business and financial information about publicly traded companies, has recognized F.N.B. Corporation as a Dividend Achiever. This annual recognition is based on the Corporation’s outstanding record of increased dividend performance. The Corporation has consistently increased dividend payments for 33 consecutive years.
The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol FNB. Investor information is available on F.N.B.’s website at http://www.fnbcorporation.com.
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among depository institutions; (2) changes in the interest rate environment

F.N.B. Corporation Page 4 of 4
that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) changes in the securities markets; or (7) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission. F.N.B. Corporation undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this release.
# # #
Media Contact:
Kathryn Lima 724-981-4318
724-301-6984 (cell)
Analysts/Institutional Investor Contact:
John Waters 239-272-6495 (cell)
DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2006		2005	3rd Qtr 2006 -	3rd Qtr 2006 -
				2nd Qtr 2006	3rd Qtr 2005
	Third	Second	Third	Percent	Percent
Statement of earnings	Quarter	Quarter	Quarter	Variance	Variance
Interest income	$90,576	$83,465	$75,475	8.5	20.0
Interest expense	42,209	36,772	28,555	14.8	47.8

Net interest income	48,367	46,693	46,920	3.6	3.1
Taxable equivalent adjustment	981	955	898	2.7	9.2

Net interest income (FTE)	49,348	47,648	47,818	3.6	3.2
Provision for loan losses	2,428	2,497	3,448	-2.8	-29.6

Net interest income after provision (FTE)	46,920	45,151	44,370	3.9	5.7

Service charges	10,677	10,634	10,528	0.4	1.4
Insurance commissions and fees	3,412	3,239	3,090	5.3	10.4
Securities commissions and fees	1,329	1,308	1,020	1.6	30.3
Trust income	2,013	1,859	1,752	8.3	14.9
Gain (loss) on sale of securities	510	340	431	50.0	18.3
Gain on sale of loans	465	400	442	16.3	5.2
Other	2,048	3,004	1,971	-31.8	3.9

Total non-interest income	20,454	20,784	19,234	-1.6	6.3

Salaries and employee benefits	20,991	21,141	19,335	-0.7	8.6
Occupancy and equipment	6,886	6,755	6,353	1.9	8.4
Amortization of intangibles	1,180	1,029	918	14.7	28.5
Other	12,010	12,244	11,392	-1.9	5.4

Total non-interest expense	41,067	41,169	37,998	-0.2	8.1

Income before income taxes	26,307	24,766	25,606	6.2	2.7
Taxable equivalent adjustment	981	955	898	2.7	9.2
Income taxes	7,707	7,176	6,622	7.4	16.4

Net income	$17,619	$16,635	$18,086	5.9	-2.6

Earnings per share
Basic	$0.29	$0.29	$0.32	0.0	-9.4
Diluted	$0.29	$0.28	$0.32	3.6	-9.4

Performance ratios
Return on average equity	13.01%	13.43%	15.54%
Return on tangible equity (1)	26.99%	26.62%	29.80%
Return on average assets	1.15%	1.15%	1.26%
Return on tangible assets (2)	1.25%	1.25%	1.35%
Net interest margin (FTE)	3.65%	3.73%	3.77%
Yield on earning assets (FTE)	6.75%	6.60%	6.02%
Cost of funds	3.46%	3.21%	2.53%
Efficiency ratio (FTE) (3)	57.14%	58.66%	55.30%

Common stock data
Average basic shares outstanding	59,923,906	58,237,880	56,426,087	2.9	6.2
Average diluted shares outstanding	60,527,788	58,709,375	57,100,376	3.1	6.0
Ending shares outstanding	60,297,836	60,190,718	56,520,245	0.2	6.7
Book value per common share	$8.94	$8.88	$8.26	0.6	8.2
Tangible book value per common share	$4.54	$4.44	$4.55	2.4	-0.1
Dividend payout ratio	80.32%	81.27%	71.79%
(1)	Return on tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(2)	Return on tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.

(3)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(4)	The leverage ratio for the quarter ended June 30, 2006 is calculated using period end assets instead of quarterly average assets to adjust for the Legacy acquisition.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Nine Months
	Ended September 30,
			Percent
Statement of earnings	2006	2005	Variance
Interest income	$251,662	$218,297	15.3
Interest expense	110,783	78,380	41.3

Net interest income	140,879	139,917	0.7
Taxable equivalent adjustment	2,898	2,550	13.7

Net interest income (FTE)	143,777	142,467	0.9
Provision for loan losses	7,883	8,465	-6.9

Net interest income after provision (FTE)	135,894	134,002	1.4

Service charges	31,481	29,542	6.6
Insurance commissions and fees	10,751	9,986	7.7
Securities commissions and fees	3,584	3,519	1.9
Trust income	5,716	5,413	5.6
Gain (loss) on sale of securities	1,397	1,602	-12.7
Gain on sale of loans	1,163	1,051	10.7
Other	7,255	5,658	28.2

Total non-interest income	61,347	56,771	8.1

Salaries and employee benefits	63,450	60,253	5.3
Occupancy and equipment	20,319	19,246	5.6
Amortization of intangibles	3,140	2,729	15.1
Other	35,578	34,327	3.6

Total non-interest expense	122,487	116,555	5.1
Income before income taxes	74,754	74,218	0.7
Taxable equivalent adjustment	2,898	2,550	13.7
Income taxes	21,800	21,131	3.2

Net income	$50,056	$50,537	-1.0

Earnings per share
Basic	$0.86	$0.91	-5.5
Diluted	$0.85	$0.90	-5.6

Performance ratios
Return on average equity	13.25%	15.55%
Return on tangible equity (1)	26.37%	29.01%
Return on average assets	1.15%	1.22%
Return on tangible assets (2)	1.24%	1.31%
Net interest margin (FTE)	3.73%	3.87%
Yield on earning assets (FTE)	6.60%	6.01%
Cost of funds	3.21%	2.40%
Efficiency ratio (FTE) (3)	58.18%	57.13%

Common stock data
Average basic shares outstanding	58,456,628	55,260,092	5.8
Average diluted shares outstanding	58,952,803	55,981,612	5.3
Ending shares outstanding	60,297,836	56,520,245	6.7
Book value per common share	$8.94	$8.26	8.2
Tangible book value per common share	$4.54	$4.55	-0.1
Dividend payout ratio	82.26%	76.91%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2006		2005	3rd Qtr 2006 -	3rd Qtr 2006 -
				2nd Qtr 2006	3rd Qtr 2005
	Third	Second	Third	Percent	Percent
Average balances	Quarter	Quarter	Quarter	Variance	Variance
Total assets	$6,104,452	$5,807,974	$5,684,747	5.1	7.4
Earning assets	5,382,689	5,126,673	5,033,060	5.0	6.9
Securities	1,101,558	1,124,129	1,284,490	-2.0	-14.2
Loans, net of unearned income	4,229,049	3,976,154	3,746,130	6.4	12.9
Allowance for loan losses	53,882	52,155	50,921	3.3	5.8
Goodwill and intangibles	267,024	236,099	213,102	13.1	25.3

Deposits and repurchase agreements	4,656,840	4,403,600	4,113,937	5.8	13.2
Short-term borrowings	130,067	148,512	311,895	-12.4	-58.3
Long-term debt	557,932	548,843	598,188	1.7	-6.7
Trust preferred securities	151,031	137,878	128,866	9.5	17.2
Shareholders’ equity	537,254	496,820	461,803	8.1	16.3

Asset quality data
Non-accrual loans	$24,672	$26,331	$24,016	-6.3	2.7
Restructured loans	4,789	4,861	5,109	-1.5	-6.3

Non-performing loans	29,461	31,192	29,125	-5.5	1.2
Other real estate owned	5,995	6,335	5,907	-5.4	1.5

Non-performing assets	$35,456	$37,527	$35,032	-5.5	1.2

Net loan charge-offs	$2,405	$2,679	$3,384	-10.2	-28.9
Allowance for loan losses	53,065	53,041	50,258	0.0	5.6

Non-performing loans / total loans	0.69%	0.74%	0.78%
Non-performing assets / total assets	0.59%	0.62%	0.61%
Allowance for loan losses / total loans	1.25%	1.26%	1.34%
Allowance for loan losses / non-performing loans	180.12%	170.05%	172.56%
Net loan charge-offs (annualized) / average loans	0.23%	0.27%	0.36%

Balances at period end
Total assets	$6,060,285	$6,072,739	$5,703,659	-0.2	6.3
Earning assets	5,334,157	5,331,851	5,045,098	0.0	5.7
Securities	1,084,735	1,115,535	1,284,393	-2.8	-15.5
Loans, net of unearned income	4,244,584	4,210,525	3,754,861	0.8	13.0
Goodwill and intangibles	265,016	267,446	209,983	-0.9	26.2

Deposits and repurchase agreements	4,617,537	4,567,333	4,099,796	1.1	12.6
Short-term borrowings	155,148	195,952	346,350	-20.8	-55.2
Long-term debt	537,401	562,460	597,979	-4.5	-10.1
Trust preferred securities	151,031	151,031	128,866	0.0	17.2
Shareholders’ equity	538,968	534,580	467,028	0.8	15.4

Capital ratios
Equity/assets (period end)	8.89%	8.80%	8.19%
Leverage ratio (4)	7.17%	7.08%	7.01%
Tangible equity/tangible assets (period end)	4.73%	4.60%	4.68%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months
	Ended September 30,
			Percent
Average balances	2006	2005	Variance
Total assets	$5,839,050	$5,532,847	5.5
Earning assets	5,152,603	4,916,930	4.8
Securities	1,124,377	1,261,311	-10.9
Loans, net of unearned income	3,999,801	3,653,881	9.5
Allowance for loan losses	52,509	52,170	0.6
Goodwill and intangibles	240,967	193,444	24.6

Deposits and repurchase agreements	4,427,384	4,046,918	9.4
Short-term borrowings	151,103	282,619	-46.5
Long-term debt	547,033	566,242	-3.4
Trust preferred securities	139,340	128,866	8.1
Shareholders’ equity	505,122	434,539	16.2

Asset quality data
Non-accrual loans	$24,672	$24,016	2.7
Restructured loans	4,789	5,109	-6.3

Non-performing loans	29,461	29,125	1.2
Other real estate owned	5,995	5,907	1.5

Non-performing assets	$35,456	$35,032	1.2

Net loan charge-offs	$8,571	$12,293	-30.3
Allowance for loan losses	53,065	50,258	5.6

Non-performing loans / total loans	0.69%	0.78%
Non-performing assets / total assets	0.59%	0.61%
Allowance for loan losses / total loans	1.25%	1.34%
Allowance for loan losses / non-performing loans	180.12%	172.56%
Net loan charge-offs (annualized) / average loans	0.29%	0.45%

Balances at period end
Total assets	$6,060,285	$5,703,659	6.3
Earning assets	5,334,157	5,045,098	5.7
Securities	1,084,735	1,284,393	-15.5
Loans, net of unearned income	4,244,584	3,754,861	13.0
Goodwill and intangibles	265,016	209,983	26.2

Deposits and repurchase agreements	4,617,537	4,099,796	12.6
Short-term borrowings	155,148	346,350	-55.2
Long-term debt	537,401	597,979	-10.1
Trust preferred securities	151,031	128,866	17.2
Shareholders’ equity	538,968	467,028	15.4

Capital ratios
Equity/assets (period end)	8.89%	8.19%
Leverage ratio (4)	7.17%	7.01%
Tangible equity/tangible assets (period end)	4.73%	4.68%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2006		2005	3rd Qtr 2006 -	3rd Qtr 2006 -
				2nd Qtr 2006	3rd Qtr 2005
	Third	Second	Third	Percent	Percent
Average balances	Quarter	Quarter	Quarter	Variance	Variance
Loans:
Commercial	$2,037,175	$1,826,489	$1,573,478	11.5	29.5
Direct installment	933,059	918,337	890,003	1.6	4.8
Consumer LOC	261,622	258,849	262,229	1.1	-0.2
Residential mortgages	507,690	492,807	507,548	3.0	0.0
Indirect installment	476,111	474,159	505,425	0.4	-5.8
Other	13,392	5,513	7,448	142.9	79.8

Total loans	$4,229,049	$3,976,154	$3,746,130	6.4	12.9

Deposits:
Non-interest bearing deposits	$663,828	$647,605	$671,712	2.5	-1.2
Savings and NOW	1,978,788	1,871,039	1,661,443	5.8	19.1
Certificates of deposit and other time deposits	1,794,657	1,694,561	1,601,013	5.9	12.1

Total deposits	4,437,273	4,213,205	3,934,168	5.3	12.8
Customer repurchase agreements	219,567	190,395	179,769	15.3	22.1

Total deposits and repurchase agreements	$4,656,840	$4,403,600	$4,113,936	5.8	13.2

Balances at period end
Loans:
Commercial	$2,064,725	$2,019,563	$1,586,839	2.2	30.1
Direct installment	934,072	931,453	889,539	0.3	5.0
Consumer LOC	258,369	267,683	263,070	-3.5	-1.8
Residential mortgages	498,532	507,817	498,192	-1.8	0.1
Indirect installment	475,014	476,261	511,914	-0.3	-7.2
Other	13,872	7,748	5,307	79.0	161.4

Total loans	$4,244,584	$4,210,525	$3,754,861	0.8	13.0

Deposits:
Non-interest bearing deposits	$665,606	$669,838	$662,844	-0.6	0.4
Savings and NOW	1,953,408	1,939,823	1,646,733	0.7	18.6
Certificates of deposit and other time deposits	1,780,910	1,768,887	1,612,643	0.7	10.4

Total deposits	4,399,924	4,378,548	3,922,220	0.5	12.2
Customer repurchase agreements	217,613	188,785	177,576	15.3	22.5

Total deposits and repurchase agreements	$4,617,537	$4,567,333	$4,099,796	1.1	12.6

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months
	Ended September 30,
			Percent
Average balances	2006	2005	Variance
Loans:
Commercial	$1,847,367	$1,543,580	19.7
Direct installment	912,197	869,020	5.0
Consumer LOC	259,313	257,404	0.7
Residential mortgages	495,254	500,340	-1.0
Indirect installment	478,313	476,307	0.4
Other	7,357	7,229	1.8

Total loans	$3,999,801	$3,653,881	9.5

Deposits:
Non-interest bearing deposits	$649,982	$658,625	-1.3
Savings and NOW	1,863,562	1,663,577	12.0
Certificates of deposit and other time deposits	1,712,195	1,548,604	10.6

Total deposits	4,225,739	3,870,806	9.2
Customer repurchase agreements	201,645	176,112	14.5

Total deposits and repurchase agreements	$4,427,384	$4,046,917	9.4

Balances at period end
Loans:
Commercial	$2,064,725	$1,586,839	30.1
Direct installment	934,072	889,539	5.0
Consumer LOC	258,369	263,070	-1.8
Residential mortgages	498,532	498,192	0.1
Indirect installment	475,014	511,914	-7.2
Other	13,872	5,307	161.4

Total loans	$4,244,584	$3,754,861	13.0

Deposits:
Non-interest bearing deposits	$665,606	$662,844	0.4
Savings and NOW	1,953,408	1,646,733	18.6
Certificates of deposit and other time deposits	1,780,910	1,612,643	10.4

Total deposits	4,399,924	3,922,220	12.2
Customer repurchase agreements	217,613	177,576	22.5

Total deposits and repurchase agreements	$4,617,537	$4,099,796	12.6